UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

Amylin Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 552-2200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On March 12, 2008, we entered into a second amendment to our Rights Agreement, dated as of June 17, 2002 and as amended on December 13, 2002, with American Stock Transfer & Trust Company (the “Rights Agreement”). The second amendment to the Rights Agreement allows Eastbourne Capital Management, LLC and affiliates thereof (“Eastbourne”) to acquire up to 19.99% of our outstanding common stock under certain circumstances without becoming an “Acquiring Person” under the Rights Agreement, which would result in certain adverse consequences to Eastbourne.  The amendment will lapse by its terms upon the termination of a separate agreement between us and Eastbourne, as described below.  A copy of the second amendment to the Rights Agreement is attached hereto as Exhibit 4.1.

                Also on March 12, 2008, we entered into an agreement with Eastbourne concerning Eastbourne’s ownership of our common stock (the “Ownership Agreement”).  Pursuant to the Ownership Agreement, Eastbourne is obligated to vote any shares of our common stock it owns in excess of 15% of the total outstanding shares in accordance with the recommendation to the stockholders generally made by our board of directors in any proxy solicitation and grants us an irrevocable proxy to vote those shares in accordance with the Ownership Agreement.  In addition, Eastbourne agreed (a) not to dispose of any shares of our common stock except in open market transactions, (b) not to short our common stock and (c) to use reasonable efforts to prevent its shares of our common stock from being margined, loaned or otherwise made available for short sales except to the extent required under Eastbourne’s existing agreements with third parties.  The Ownership Agreement also includes a standstill during the term of the agreement that prohibits Eastbourne from initiating or participating in other activities or transactions with respect to us, including (i) an acquisition of 20% or more of our outstanding common stock, (ii) enumerated change of control transactions, including tender or exchange offers, (iii) solicitation of proxies from our stockholders and (v) making stockholder proposals or recommendations for election of directors except that Eastbourne’s standstill does not apply to transactions supported by a majority of our board of directors or to Eastbourne passively tendering shares in a third party tender offer so long as Eastbourne did not violate the other standstill provisions.  The Ownership Agreement will terminate automatically if Eastbourne fails to become a beneficial owner of more than 15% of our common stock within 90 days of the agreement or Eastbourne, after acquiring beneficial ownership of 15% or more of our common stock, subsequently reduces its beneficial ownership below 15% or no longer qualifies to file a Schedule 13G. A copy of the Ownership Agreement is attached hereto as Exhibit 99.1.

                The foregoing description of the second amendment to the Rights Plan and the Ownership Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1 and 99.1 hereto.

Item 3.03               Material Modification to Rights of Security Holders.

                The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Description
4.1	Second Amendment to Rights Agreement, dated March 12, 2008, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.

99.1	Agreement, dated March 12, 2008, between Amylin Pharmaceuticals, Inc., Eastbourne Capital Management, LLC, Black Bear Offshore Master Fund, L.P., and Richard J. Barry

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance and Secretary

Date: March 13, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Second Amendment to Rights Agreement, dated March 12, 2008, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.

99.1	Agreement, dated March 12, 2008, between Amylin Pharmaceuticals, Inc., Eastbourne Capital Management, LLC, Black Bear Offshore Master Fund, L.P., and Richard J. Barry